TABLE OF CONTENTS

PROXY STATEMENT
Introduction
Voting Rights and Procedural Matters
Principal Stockholders
Stock Ownership of Directors, Nominees for Director and Executive Officers
Proposal 1 Nomination and Election of Class II Directors
Nominees for Election as Class II Directors for a Term of Three Years
Directors Continuing in Office
Meetings and Committees of the Board of Directors
Report of the Audit Committee
Report of the Compensation Committee
Executive Officer and Director Compensation
Executive Compensation
Summary Compensation Table
Option Grants in Fiscal Year 2001
Stock Performance Graph
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL 2
Approval of the Amendment to the 2000 Equity Compensation Plan, as Amended and Restated
Independent Public Accountants
Stockholder Proposal Deadlines for the 2003 Annual Meeting
Other Matters
2000 Equity Compensation Plan

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Esperion Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Esperion Therapeutics, Inc.

3621 South State Street

695 KMS Place
Ann Arbor, Michigan 48108

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Esperion Therapeutics, Inc.

      Notice is hereby given that the 2002 Annual Meeting of the holders of shares of common stock, each having a par value of $0.001 per share, of Esperion Therapeutics, Inc. (the “Company”) will be held at Crowne Plaza, 610 Briarwood Circle, Ann Arbor, Michigan 48108, on April 18, 2002 at 9:00 a.m. local time, to consider and take action with respect to the following matters:

1.	To elect two Class II directors, each to serve for a term of three years and until their respective successors are elected and qualified;

2.	To approve an amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) to increase the number of shares authorized for issuance under the Plan to 3,069,000, thereby ratifying the Board’s prior increase in the number of authorized shares by 169,000 and approving the Board’s proposal to increase the number of authorized shares by an additional 1,200,000; and

3.	To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Holders of common stock of record at the close of business on March 7, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

      Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors,

/s/ ROGER S. NEWTON

Roger S. Newton, Ph.D.
President and Chief Executive Officer

Ann Arbor, Michigan

Dated: March 25, 2002

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY
CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

Esperion Therapeutics, Inc.

3621 South State Street

695 KMS Place
Ann Arbor, Michigan 48108

PROXY STATEMENT
FOR
2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 18, 2002

Introduction

       This Proxy Statement and the accompanying form of proxy (the “Proxy Card”) are furnished in connection with the solicitation of proxies by the Board of Directors of Esperion Therapeutics, Inc. (the “Company”) to be used at the Company’s annual meeting of stockholders to be held on April 18, 2002 at 9:00 a.m., local time, at Crowne Plaza, 610 Briarwood Circle, Ann Arbor, Michigan 48108, and any adjournment thereof (the “Annual Meeting”).

      A Notice of Annual Meeting (the “Notice”), Proxy Statement and Proxy Card were mailed on or about March 25, 2002 to each stockholder entitled to vote at the Annual Meeting. The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy Cards, will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, the Internet, facsimile or telegraph. The Company may arrange for the reimbursement of persons holding stock beneficially owned by others for their expenses in sending proxy materials to such beneficial owners.

Voting Rights and Procedural Matters

       Only holders of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company as of the close of business on March 7, 2002, the record date (“Record Date”) fixed by the Board of Directors of the Company (the “Board”), are entitled to notice of and to vote at the Annual Meeting. Stockholders are entitled to one vote per share of Common Stock on each matter presented at the Annual Meeting. As of March 7, 2002, there were 29,198,816 shares of Common Stock issued and outstanding and no other outstanding classes of voting securities of the Company.

      The presence of the holders of a majority of the outstanding shares of Common Stock in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

      The affirmative vote of a plurality of the votes cast by stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for approval of the proposal to approve the amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) (the “2000 Compensation Plan”) to increase the number of shares authorized for issuance under the Plan to 3,069,000, thereby ratifying the Board’s prior increase in the number of authorized shares by 169,000 and approving the Board’s proposal to increase the number of authorized shares by an additional 1,200,000.

      Shares of Common Stock represented by valid Proxy Cards, completed, duly signed, dated, returned to the Company and not revoked, as well as shares that are properly voted via the Internet, as explained below, will be voted at the Annual Meeting in accordance with the directions given. In the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for Class II directors named in this Proxy Statement and “FOR” the approval of the amendment to the Company’s 2000 Compensation Plan, a copy of which Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement. Shares represented by valid Proxy Cards and shares that are properly voted via the Internet and that are marked “WITHHELD” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. Shares represented by valid Proxy Cards or that are properly voted via the Internet and that are marked “ABSTAIN” with regard to the approval of the amendment to the 2000 Compensation Plan will have the same effect as a negative vote. Broker nonvotes, which occur when a beneficial owner of shares does not provide his or her bank or broker with voting instructions and the bank or broker does not exercise or does not have discretion to vote the beneficial owner’s shares, will have no effect on the outcome of any of the matters.

      Stockholders may vote their shares via the Internet. The law of Delaware, under which the Company is incorporated, permits electronic voting, provided that each proxy submitted by a stockholder via the Internet contains or is submitted with information from which it can be determined that such proxy was authorized by the stockholder. Submitting a proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. If you vote your shares via the Internet, you are responsible for any Internet access or telephone charges that you may incur.

      If you are a stockholder of record, that is, you are listed as a stockholder in the Company’s books and records, you may vote your shares via the Internet at http://www.votestock.com rather than by returning the Proxy Card accompanying this Proxy Statement. Once you access that website, in order to vote your shares, you will be required to provide a login number contained on your Proxy Card as well as your federal tax identification number. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired.

      If you are a beneficial owner of shares, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form. If your bank or broker uses ADP Investor Communication Services, you may vote your shares via the Internet at http://www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

      Any stockholder that votes shares by returning a Proxy Card to the Company or by delivering a proxy via the Internet has the right to revoke the proxy at any time prior to its exercise at the Annual Meeting by (i) delivering to any of the persons designated as proxies on the Proxy Card, or to the Company addressed to the Secretary, a written statement revoking the proxy, (ii) appearing at the Annual Meeting and voting in person, (iii) executing a later dated Proxy Card which is exercised at the Annual Meeting, or (iv) casting a later vote via the Internet. Attendance at the meeting will not, by itself, revoke a proxy.

Principal Stockholders

       The stockholders named in the following table are those known to the Company to be the beneficial owners of 5% or more of the outstanding Common Stock as of March 1, 2002. For purposes of this table, and as used elsewhere in this Proxy Statement, the term “beneficial owner” means any person (i) who, directly or indirectly, has or shares the power to vote or dispose of shares of Common Stock or (ii) who has the right to acquire shares of Common Stock within sixty (60) days.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Common Stock

TL Ventures	3,093,071(1)	10.6%
700 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087-1990
HealthCap AB	2,544,804(2)	8.7%
Sturegatan 34 S-11436 Stockholm Sweden
Scott Sacane	2,176,719(3)	7.5%
c/o Durus Capital Management, LLC 888 Seventh Avenue 29th Floor New York, NY 10106
RS Investment Management, L.P.	2,087,700(4)	7.1%
388 Market Street 17th Floor San Francisco, CA 94111

(1)	This amount is based on information disclosed in Amendment No. 1 to a Schedule 13G filed on February 14, 2002 by TL Ventures III L.P., TL Ventures III Interfund L.P., TL Ventures III Management L.P., TL Ventures III Manager LLC, TL Ventures III General Partner L.P., TL Ventures III Offshore L.P., TL Ventures III Offshore Partners L.P., TL Ventures III Offshore Ltd., TL Ventures IV L.P., TL Ventures IV Management L.P., TL Ventures IV Interfund L.P., and TL Ventures IV LLC, reporting shared voting and dispositive power with respect to the shares of Common Stock.

(2)	This amount is based on information disclosed in a report on Schedule 13G filed by HealthCap AB on February 14, 2001, reporting sole voting and dispositive power with respect to 2,544,804 shares of Common Stock as of December 31, 2000.

(3)	This amount is based on information disclosed in Amendment No. 1 to a Schedule 13G filed on February 14, 2002 by Scott Sacane as managing member of Durus Capital Management, LLC and as portfolio manager of Perseus, LLC, reporting sole voting and dispositive power with respect to the shares of Common Stock.

(4)	This amount is based on information disclosed in a Schedule 13G filed on February 15, 2002 by RS Investment Management Co. LLC, RS Investment Management, LP and RS Diversified Growth Fund, reporting shared voting and dispositive power with respect to the shares of Common Stock.

Stock Ownership of Directors,
Nominees for Director and Executive Officers

       The following table and notes thereto set forth information, as of March 1, 2002, with respect to the beneficial ownership of shares of Common Stock by each director, each nominee for director and each executive officer named by the Company in the Summary Compensation Table (the “Named Executive Officers”) and, as a group, by the directors and executive officers of the Company. Except as otherwise indicated, the Company believes that each beneficial owner listed below exercises sole voting and dispositive power over his or her shares of Common Stock.

Name of	Amount and Nature of		Percent of
Beneficial Owner(1)	Beneficial Ownership		Common Stock

David I. Scheer	470,089	(2)	1.6%
Antonio M. Gotto, Jr., M.D., D.Phil	0		*
Susan B. Bayh	2,000	(3)	*
Eileen M. More	56,185	(4)	*
Seth A. Rudnick, M.D.	10,413	(5)	*
Ronald M. Cresswell, Ph.D.	5,000	(6)	*
Henry E. Blair	0		*
Roger S. Newton, Ph.D.	746,846	(7)	2.5%
Timothy M. Mayleben	125,131	(8)	*
Jean-Louis H. Dasseux, Ph.D.	73,776	(9)	*
Michael E. Pape, Ph.D.	166,746	(10)	*
Frank E. Thomas	17,703	(11)	*
All Directors and Executive Officers as a Group (13 persons)	1,698,983	(12)	5.7%

*	Less than one percent (1%).

(1)	The address of each of the beneficial owners is c/o Esperion Therapeutics, Inc., 3621 S. State Street, 695 KMS Place, Ann Arbor, Michigan 48108.

(2)	Includes 465,089 shares owned by Scheer Investment Holdings II, LLC. Mr. Scheer is President of Scheer & Company, Inc., and is a co-managing member, along with his spouse, who is also a co-managing member, of Scheer Investment Holdings II LLC. Mr. Scheer and his spouse share voting and dispositive power with respect to these shares. Mr. Scheer disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. In addition, includes 5,000 shares issuable upon the exercise of stock options within sixty (60) days of March 1, 2002.

(3)	Reflects 2,000 shares owned by Ms. Bayh’s spouse.

(4)	Includes 5,000 shares issuable upon the exercise of stock options within sixty (60) days of March 1, 2002.

(5)	Includes 327 shares owned by Dr. Rudnick’s spouse. Includes 5,000 shares issuable upon the exercise of stock options within sixty (60) days of March 1, 2002.

(6)	Dr. Cresswell and his wife share voting and dispositive power with respect to these shares.

(7)	Includes 108,375 shares subject to repurchase by the Company and 95,498 shares issuable upon the exercise of stock options within sixty (60) days of March 1, 2002.

(8)	Includes 75,457 shares issuable upon the exercise of stock options within sixty (60) days of March 1, 2002.

(9)	Includes 54,170 shares issuable upon the exercise of stock options within sixty (60) days of March 1, 2002.

(10)	Includes 47,800 shares held by trust, of which 10,838 shares are subject to repurchase by the Company, and 86,001 shares issuable upon the exercise of stock options within sixty (60) days of March 1, 2002.

(11)	Includes 15,940 shares issuable upon the exercise of stock options within sixty (60) days of March 1, 2002.

(12)	Includes 119,213 shares subject to repurchase by the Company, and 365,816 shares issuable upon exercise of stock options within sixty (60) days of March 1, 2002.

Proposal 1

Nomination and Election of Class II Directors

       The Company’s Fifth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the number of directors of the Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board and that the Board shall be divided into three Classes: Class I, Class II and Class III. The number of directors in each class shall be equal, to the extent possible. The members of the respective classes serve for staggered three-year terms. Currently, there are eight directors. The Class I directors are Seth A. Rudnick, M.D., Henry E. Blair and Antonio M. Gotto, Jr., M.D., D.Phil. The Class II directors are Eileen M. More and Ronald M. Cresswell, Ph.D. The Class III directors are David I. Scheer, Roger S. Newton, Ph.D. and Susan B. Bayh.

      Two Class II directors are to be elected at the Annual Meeting, each for a term of three years and until their respective successors are elected and qualified at an annual meeting of stockholders. The Board has nominated Eileen M. More and Ronald M. Cresswell, Ph.D. as nominees for election as Class II directors.

      Ms. More and Dr. Cresswell have individually informed the Company that, if elected, each is willing to serve as a director. If either Ms. More or Dr. Cresswell should become unavailable for election as a director, an event that is not expected, the shares represented by proxies voted in favor of Ms. More or Dr. Cresswell will be voted for any substitute nominee as may be named by the Board.

      The information appearing in the following tables and the notes thereto has been furnished to the Company, where appropriate, by the nominees for director and the directors continuing in office with respect to: (i) the present principal occupation or employment of the nominees and each continuing director and, if such principal occupation or employment has not been carried on during the past five years, the occupation or employment during such period; (ii) the names and principal businesses of the corporations or other organizations in which such occupation or employment is carried on and/or has been carried on during the past five years; and (iii) the directorships held by each respective nominee or continuing director on the boards of publicly and privately-held corporations and certain other entities.

Nominees for Election as Class II Directors
for a Term of Three Years

		If Elected,
	Served as	Term Expires
	Director	at Annual Meeting
Name and Principal Occupation	Since	of Stockholders in

Eileen M. More, age 55	1998	2005
Ms. More has served as a Director since October 1999 and is a member of the Audit Committee. Ms. More was formerly a General Partner and is currently a Class B Limited Partner of Oak Investment Partners, a venture capital firm. Ms. More serves as a director of OraPharma, Inc., a publicly-held company, and the following privately-held companies: Halox Technologies Corporation; Psychiatric Solutions, Inc.; Teloquent Communications Corporation; and Sopherion Therapeutics, Inc.
Ronald M. Cresswell, Ph.D., age 67	2001	2005
Dr. Cresswell has served as a Director since November 2001 and is a member of the Audit Committee. Dr. Cresswell currently serves as a director of Allergan, Inc. and CuraGen Corporation, both publicly-held companies, and is Chairman of Albachem Limited, a private contract research organization, currently associated with the University of Edinburgh in Scotland, that provides custom peptides and proteins Dr. Cresswell was the Senior Vice President and Chief Scientific Officer of Warner-Lambert Company, a publicly-held company, from October 1998 to September 1999. Dr. Cresswell joined Warner-Lambert in 1988, where he directed the development of the drug atorvastatin (Lipitor®) and where he also held the positions of Vice President and Chairman of the Parke-Davis Worldwide Pharmaceutical Research Division from 1989 until October 1998 and, prior to then, President of Research & Development of the Parke-Davis Pharmaceutical Research Division. Prior to joining Warner-Lambert, Dr. Cresswell served as the Chief Operating Officer for Laporte Industries, Ltd., an international chemical company, and held a broad range of research and development positions during his twenty-five-year tenure at Burroughs Wellcome. Dr. Cresswell holds a faculty appointment at College of Pharmacy at the University of Michigan and is a visiting professor at the Department of Chemistry at The University of Edinburgh. He is also a Fellow of the Royal Society of Edinburgh.

Vote Required for Approval

      The affirmative vote of a plurality of the votes cast by stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of the Class II directors.

Recommendation of the Board

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES AS CLASS II DIRECTORS.

Directors Continuing in Office

	Served as	Term Expires
	Director	at Annual Meeting
Name and Principal Occupation	Since	of Stockholders in

Roger S. Newton, Ph.D., age 51	1998	2003
Dr. Newton has served as President, Chief Executive Officer and Director since July 1998. From August 1981 until May 1998, Dr. Newton was employed at Parke-Davis Pharmaceutical Research, Warner-Lambert Company, a publicly-held company, most recently as a Distinguished Research Fellow in Vascular and Cardiac Diseases, and where he was also the co-discoverer, chairman of the discovery team and member of the Phase I development team for the drug atorvastatin (Lipitor®). Dr. Newton received an A.B. in Biology from Lafayette College, an M.S. in Nutritional Biochemistry from the University of Connecticut and a Ph.D. in Nutrition from the University of California, Davis. Dr. Newton specialized in atherosclerosis research during a post-doctoral fellowship at the University of California, San Diego. He currently holds a faculty appointment in the Department of Pharmacology at the University of Michigan Medical School. During 2001, Dr. Newton was elected to the Board of Directors of Rubicon Genomics, Inc., a privately-held company. He is a member of the steering committee of the Michigan Life Sciences Corridor and the Executive Director of Great Lakes Venture Quest.
David I. Scheer, age 49	1998	2003
Mr. Scheer has served as non-employee Chairman and Director since July 1998 and is a member of the Compensation Committee. Mr. Scheer is also a founder of the Company and served as non-employee Secretary of the Company from March 1999 until January 2002. Since 1981, Mr. Scheer has served as the President of Scheer & Company, Inc., a privately-held life sciences advisory firm with activities in venture capital, corporate strategy and transactional advisory services focused on the life sciences industry. Mr. Scheer currently serves as a director of OraPharma, Inc., a publicly-held company, and of Achillion Pharmaceuticals, Inc. and Sopherion Therapeutics, Inc., both privately-held companies. In addition, Mr. Scheer has served as President since February 2001 and Acting Chief Executive Officer since October 2001 of Sopherion Therapeutics, Inc. Mr. Scheer received an A.B. from Harvard College and a M.S. from Yale University.

	Served as	Term Expires
	Director	at Annual Meeting
Name and Principal Occupation	Since	of Stockholders in

Susan B. Bayh, age 42	2001	2003
Ms. Bayh has served as a Director since November 2001 and is a member of the Audit Committee. Ms. Bayh currently serves as a director of Anthem Inc., Corvas International, Inc., Cubist Pharmaceuticals, Inc., Emmis Communications, and Curis, Inc., all publicly-held companies. She is also a director of E-Bank and of Golden State Foods, both privately-held companies. Ms. Bayh is a Distinguished Visiting Professor at the College of Business Administration at Butler University, Indianapolis, Indiana. From 1989 to 1994, Ms. Bayh was an attorney in the Pharmaceutical Division of Eli Lilly, where she handled federal regulatory issues for marketing and medical affairs. Prior to 1989, Ms. Bayh worked at the law firms of Barnes & Thornburg and Gibson, Dunn & Crutcher LLP, where she specialized in litigation, antitrust and corporate law. She received a J.D. from the University of Southern California Law Center in California.
Seth A. Rudnick, M.D., age 53	2000	2004
Dr. Rudnick has served as a Director since January 2000. Since February 1998, Dr. Rudnick has been a General Partner at Canaan Equity Partners, LLC, a venture capital firm. From 1995 through January 1998, Dr. Rudnick was the Chairman and Chief Executive Officer of Cytotherapeutics, Inc., a privately-held company that developed stem cell therapies to treat human diseases. Prior to that, he served as the Senior Vice President of the R.W. Johnson Pharmaceutical Group of Ortho Pharmaceutical Corporation, Senior Vice President of Development of Biogen Research Corporation, a developer of pharmaceutical products and affiliate of Schering-Plough Corporation, and Director of Clinical Research with Schering-Plough. Dr. Rudnick has also held various faculty appointments with Brown University, the University of North Carolina and Yale University. Dr. Rudnick currently serves as a director of OraPharma, Inc. and Genaissance Pharmaceuticals, both publicly-held companies, as well as of the following privately-held companies: Immunicon Corporation, AMICAS, Inc., CombinatoRx, Incorporated, Vertis Neuroscience, Inc., nTouch Research Corporation and Pintex Pharmaceuticals, Inc. Dr. Rudnick received an M.D. from the University of Virginia, with fellowships at Yale in oncology and epidemiology.

	Served as	Term Expires
	Director	at Annual Meeting
Name and Principal Occupation	Since	of Stockholders in

Henry E. Blair, age 58	2001	2004
Mr. Blair has served as a Director since May 2001 and is a member of the Compensation Committee. Since August 1995, Mr. Blair has served as Chairman of the Board and President, and, since April 1997, Chief Executive Officer of Dyax Corporation, a publicly-held company that develops and commercializes new products for the pharmaceutical and biopharmaceutical industries based on its proprietary phase binding technology and affinity chromatography systems. Mr. Blair is a co-founder, and has served as a director and officer, of Dyax Corporation since its formation in 1989. Mr. Blair is also a director of and consultant to Genzyme Corporation, a publicly-held biotechnology company, which he co-founded in 1981. Mr. Blair also co-founded Biocode, Inc., a privately-held brand protection company, and GelTex Pharmaceuticals, Inc., a publicly-held biopharmaceutical company that was acquired by Genzyme Corporation. In addition, he is a director of Genzyme Transgenics Corporation, a publicly-held company, and a member of the boards of overseers at Tufts University School of Medicine and the Lahey Hitchcock Clinic.
Antonio M. Gotto, Jr., M.D., D.Phil., age 66	2001	2004
Dr. Gotto has served as a Director since August 2001 and is a member of the Compensation Committee. He is the Stephen and Suzanne Weiss Dean of the Joan and Sanford I. Weill Medical College of Cornell University, where he is also Professor of Medicine. In addition, Dr. Gotto currently serves as a director of Medtronic, Inc., a publicly-held company. Dr. Gotto’s career has been focused on lipid and lipoprotein research and application of his research to the care of patients with cardiovascular disease Dr. Gotto also is Provost for Medical Affairs at Cornell University Previously, Dr. Gotto was at Baylor College of Medicine in Houston, Texas, for twenty years, where he was the Bob and Vivian Smith Professor and Chairman of the Albert B. and Margaret M. Alkek Department of Medicine and Chief of the Internal Medicine Service at The Methodist Hospital During that time, he was Scientific Director of the DeBakey Heart Center and the J.S. Abercrombie Chair for Atherosclerosis and Lipoprotein Research at Baylor. Dr. Gotto received a doctorate of philosophy from Oxford University, where he was a Rhodes Scholar, and a medical degree from Vanderbilt University School of Medicine. He has served as President of the American Heart Association, as a member of the National Heart, Lung, and Blood Advisory Council, and on the National Diabetes Advisory Board.

Meetings and Committees of the Board of Directors

       During the year ended December 31, 2001, the Board held 10 meetings. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he or she served as a director and (ii) the total number of meetings held by any committee of the Board on which he or she served.

      The committees of the Board, their principal functions and their respective memberships are described below.

Audit Committee

      The Audit Committee oversees the Company’s financial reporting, control and audit functions and the independence and performance of the Company’s independent public accountants and provides a means for open communication between and among the Company’s independent public accountants, financial and senior management and the Board.

      The current members of the Audit Committee are: Eileen M. More, Ronald M. Cresswell, Ph.D. and Susan B. Bayh, each of whom is “independent” as defined by the listing standards of The Nasdaq National Market. The Audit Committee held two meetings during fiscal year 2001. Prior to the appointments of Dr. Cresswell and Ms. Bayh to the Audit Committee in January 2002, Seth A. Rudnick and Christopher Moller, Ph.D., a former member of the Board who resigned in December 2001, were members of the Audit Committee. Each of Drs. Rudnick and Moller were “independent” as defined by the listing standards of The Nasdaq National Market.

      The Board has adopted a written charter for the Audit Committee outlining the practices followed by the Audit Committee.

      The report of the Audit Committee is set forth below.

Compensation Committee

      The Compensation Committee is responsible for the evaluation, approval and administration of salary, incentive compensation, bonuses, benefit plans, and other forms of compensation for the officers, directors, and other key employees of the Company. The Compensation Committee is also responsible for interpreting, administering, and granting awards under the Company’s 2000 Compensation Plan, 1998 Stock Option Plan, Employee Stock Purchase Plan, and any other stock-based employee benefit plans.

      The current members of the Compensation Committee of the Board are: David I. Scheer, Henry E. Blair and Antonio M. Gotto, Jr., M.D., D.Phil. The Compensation Committee held two meetings during fiscal year 2001. The report of the Compensation Committee follows the report of the Audit Committee. Prior to the appointments of Mr. Blair and Dr. Gotto to the Compensation Committee in December 2001 and January 2002, respectively, Eileen M. More and Christopher Moller, Ph.D. were members of the Compensation Committee.

      Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation Committee and the stock performance graph under the section entitled “Stock Performance Graph” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

       The Audit Committee reviews the Company’s financial statements and reporting processes on behalf of the Board. In addition, the Audit Committee recommends to the Board the selection of the Company’s independent public accountants.

      Management is responsible for the Company’s financial reporting process, including its system of internal controls, and its preparation of consolidated financial statements in accordance with the accounting principles generally accepted in the United States. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s financial statements and for issuing a report on those financial statements. The Audit Committee’s responsibility is to oversee these processes. It is not the duty or the responsibility of the Audit Committee to plan or conduct audits or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate or that they are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Company’s independent public accountants. The management of the Company has the responsibility to determine that the Company’s financial statements are complete and accurate and that they are in accordance with accounting principles generally accepted in the United States. For these reasons, the Audit Committee relied, without independent verification, on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent public accountants included in their report on the Company’s financial statements. The Audit Committee’s considerations and discussions with management and the independent public accountants do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent public accountants are in fact “independent.”

      The Audit Committee has met and held discussions with management and the independent public accountants relating to the Company’s financial statements. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Company’s independent public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants their independence from the Company and its management.

      In addition, the Audit Committee discussed with the Company’s independent public accountants the overall scope and plan for their audit. The Audit Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      Based upon the Audit Committee’s discussions with management and the independent public accountants, the Audit Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Committee recommended that the

Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee:

Eileen M. More
Susan B. Bayh
Ronald M. Cresswell, Ph.D.

Report of the Compensation Committee

       As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company’s business and consistent with stockholders’ interests. Our principal responsibilities include reviewing the Company’s compensation policies and practices, recommending compensation for executives and key employees, making recommendations to the Board of Directors with respect to the adoption or modification of compensation and benefit plans for the employees of the Company, including the executive officers, and interpreting, administering, and granting awards under the Company’s 2000 Compensation Plan, 1998 Stock Option Plan, and Employee Stock Purchase Plan.

      The compensation packages for our executive officers are designed to retain and attract top quality management and to encourage them to contribute to the achievement of the Company’s business objectives. In addition, the Compensation Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies.

      In compensating its executive officers, the Company relies on a combination of salary and incentives designed to encourage efforts to achieve the Company’s short-term and long-term goals. The compensation structure attempts to reward both individual contributions as well as overall Company performance. Traditional measures of corporate performance, such as earnings per share or sales growth, are less applicable to the performance of development stage pharmaceutical companies, such as the Company, than to mature pharmaceutical companies or companies in other industries. As a result, in making executive compensation decisions, the Compensation Committee evaluates other indications of performance, such as the achievement of milestones in the development and commercialization of the Company’s product candidates and raising the capital needed for the Company’s operations. The Compensation Committee also reviews and considers input and recommendations from the Company’s Chief Executive Officer concerning executive compensation.

      The basic components of the Company’s compensation packages for executive officers include the following:

•	Base Salary
•	Bonuses
•	Stock Options
•	Benefits

      Each executive officer’s compensation package contains a mix of these components and is intended to provide a level of compensation competitive in the industry. The Compensation Committee evaluates, at least annually, the performance of the Company’s chief executive officer and each other executive officer. Base salary and increases in base salary for 2001 were determined based on both individual and Company performance. The Compensation Committee considered the following factors, among others, in setting the base salaries for executive officers during 2001: progress in the development of the Company’s product candidates, success in capital raising for the growth and development of the Company and any special expertise or contributions of a particular executive. In addition, upon the recommendation of the Compensation Committee, the Company engaged Arthur Andersen LLP to provide it with information and analysis regarding cash and equity-based compensation paid by companies within a peer group, which peer group was selected by the Company, so that the Company could determine whether its cash and equity-based compensation practices were consistent with competitive practice. The Audit Committee considered and agreed with the recommendation of the Compensation Committee to engage Arthur Andersen LLP to provide compensation consulting services to the Company. The Compensation Committee considered the information and analysis provided by Arthur Andersen LLP and determined to increase the cash and equity-based compensation levels of certain of its executive officers in order to make its compensation practices more competitive with industry practice.

      Bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company’s and the executives’ goals during the year. In January 2002, cash bonuses totaling $243,950 and options relating to 530,000 shares were awarded to the Named Executive Officers for achievements in 2001, which included the continued development and clinical progress of ETC-588, ETC-216, ETC-642, ETC-276 and ESP 31015, and the successful completion of a private financing transaction in July 2001. In addition, the bonuses and options reflect the Compensation Committee’s determination to increase the compensation paid to certain of the Company’s executive officers.

      The Compensation Committee believes that the granting of stock options aligns the long-term interests of each executive officer with the interests of our stockholders and provides long-term incentives for each executive officer to remain with the Company. Grants are generally made to all employees on their date of hire based on salary level and position. In addition, all employees, including executive officers, are eligible for discretionary grants, which are generally based on either individual or corporate performance.

      Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular employees.

2001 Compensation to Chief Executive Officer

      In reviewing and recommending Dr. Newton’s salary and bonus and in awarding him stock options for fiscal year 2001, the Compensation Committee followed its overall compensation philosophy. During the year ended December 31, 2001, Dr. Newton received a salary of $250,000. In January 2001, Dr. Newton was granted options to purchase 30,000 shares of Common Stock at an exercise price of $9.94 per share under the terms of the 2000 Compensation Plan. The options vest in sixteen equal quarterly installments over a four-year period at the end of each quarter following the grant date. The Compensation Committee recommended this option grant to secure the long-term services of Dr. Newton and to recognize his efforts in connection with the Company’s private capital-raising and initial public offering in 2000. In order to secure the long-term services of Dr. Newton, recognize his contributions during fiscal year 2001, including his efforts in connection with the Company’s July 2001 private financing transaction, and to bring his compensation levels in line with competitive practice, Dr. Newton was awarded a $100,000 bonus, which was paid in January 2002, and was granted an option in January 2002 to purchase 240,000 shares of Common Stock at an exercise price of $6.26 per share under the terms of the 2000 Compensation Plan. Those options also vest in sixteen equal quarterly installments over a four-year period at the end of each quarter following the grant date.

The Compensation Committee:

David I. Scheer
Henry E. Blair
Antonio M. Gotto, Jr., M.D., D.Phil.

Executive Officer and Director Compensation

Executive Compensation

      Summary of Compensation. The following table presents information concerning the compensation paid to or earned during the last three fiscal years by the Company’s chief executive officer and four most highly compensated executive officers. We refer to these persons as the Named Executive Officers.

Summary Compensation Table

				Long Term
				Compensation
		Annual Compensation
				Securities
			Bonus	Underlying	All Other
Name and Principal Position	Year	Salary($)	($)(1)	Options(*)	Compensation($)

Roger S. Newton, Ph.D.	2001	$250,000	$100,000	30,000	$—
President, Chief Executive	2000	215,000	64,500	126,437	—
Officer	1999	200,000	60,000	—	717,000 (2)
Timothy M. Mayleben	2001	195,000	48,750	20,000	—
Senior Vice President,	2000	175,000	35,000	90,312	—
Operations and Finance and	1999	145,000	32,000	72,250	—
Chief Financial Officer
Jean-Louis H. Dasseux, Ph.D.	2001	165,000	33,000	10,000	—
Vice President,	2000	148,500	29,700	72,249	—
Chemistry and Technologies	1999	140,000	28,000	36,125	—
Michael E. Pape, Ph.D.	2001	130,000	39,000	—	—
Vice President, Discovery	2000	117,000	23,400	72,250	—
Research	1999	110,000	22,000	—	—
Frank E. Thomas	2001	116,000	23,200	8,325	—
Senior Director, Finance and	2000	87,230	19,667	21,675	—
Investor Relations	1999	—	—	—	—

*	All share numbers reflect the .7225-for-1 split of shares of Common Stock effected on May 9, 2000.

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year. Bonuses earned in 2001 were paid in January 2002.

(2)	Includes $517,000 as the deemed value of 95,741 shares of series C preferred stock that were issued to Dr. Newton, and $200,000 that was paid to Dr. Newton in January 1999 to reimburse Dr. Newton for a portion of the tax expense he incurred in connection with the early exercise of stock options from his prior employer in 1998 when he joined Esperion.

Option Grants in Fiscal Year 2001

      The following table provides information related to options for shares of Common Stock granted to the Named Executive Officers during fiscal year 2001:

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term(2)
	Options	in Fiscal	Price	Expiration
Name	Granted(*)(1)	Year	($/share)	Date(1)	5%($)	10%($)

Roger S. Newton, Ph.D.	30,000	4.1%	$9.94	01/10/11	$187,536	$475,254

Timothy M. Mayleben	20,000	2.8	9.94	01/10/11	125,024	316,836

Jean-Louis H. Dasseux, Ph.D.	10,000	1.4	9.94	01/10/11	62,512	158,418

Michael E. Pape, Ph.D.	0	0	—	—	—	—

Frank E. Thomas	8,325	1.1	9.94	01/10/11	52,041	131,883

(1)	Each of these options vests in sixteen equal quarterly installments over a four-year period at the end of each quarter following the grant date. Each option has a term of ten years.

(2)	The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 5% and 10%. The 5% and 10% assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Corporation’s stock price.

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year-End Option Values

      The following table provides information related to any options for shares of Common Stock exercised by the Named Executive Officers during fiscal year 2001 and certain information about unexercised options held by the Named Executive Officers at December 31, 2001:

			Number of		Value of
			Securities		Unexercised
			Underlying		In-the-Money
			Unexercised		Options at
			Options at		FY-End
	Shares		FY-End(*)		($)
	Acquired	Value	Exercisable/		Exercisable/
Name	On Exercise	Realized($)(1)	Unexercisable		Unexercisable(2)

Roger S. Newton, Ph.D.	—	$—	60,943/	95,494	283,776/	364,846
Timothy M. Mayleben	22,579	155,569	43,262/	114,018	202,697/	421,804
Jean-Louis H. Dasseux, Ph.D.	9,031	70,893	40,259/	60,053	154,814/	217,454
Michael E. Pape, Ph.D.	—	—	69,542/	56,896	383,651/	258,836
Frank E. Thomas	—	—	11,045/	18,955	26,363/	33,894

(1)	“Value realized” represents the fair market value of the Common Stock underlying the options on the exercise date minus the exercise price of such options.

(2)	“In-the-money” options are options whose base (or exercise) price was less than the market price of the shares of Common Stock at December 31, 2001. The value of such options is calculated based on a stock price of $7.35, which was the closing price of a share of Common Stock on the Nasdaq Stock Market on December 31, 2001.

Director Compensation

      On May 22, 2001, the Company granted to each non-employee member of the Board, other than Mr. Blair, options to purchase 15,000 shares of Common Stock at an exercise price per share equal to the closing price per share on such grant date. The options vest in three equal annual installments beginning on the first anniversary of the grant date, provided the grantee is a director on such vesting dates, and expire on the tenth anniversary of the grant date.

      Upon election to the Board in 2001, the Company granted to each of Mr. Blair, Dr. Gotto, Ms. Bayh and Dr. Cresswell options to purchase 30,000 shares of Common Stock under the 2000 Equity Compensation Plan at an exercise price per share equal to the closing price per share on the grant date. The options vest in three equal annual installments beginning on the first anniversary of the grant date, provided the grantee is a director on such vesting dates, and expire on the tenth anniversary of the grant date.

      The Company reimburses each member of the Board for out-of-pocket expenses incurred in connection with attending meetings of the Board. The Company has also adopted a cash compensation arrangement for non-employee members of the Board that includes the payment of $1,500 for each regular meeting of the Board attended in person, $500 for each regular meeting of the Board attended by teleconference and $500 for each meeting of a Board committee attended in person or by teleconference.

      During fiscal year 2001, David I. Scheer, the Chairman of the Board of the Company, was compensated by the Company for services that he rendered in accordance with an advisory relationship agreement between the Company and Scheer & Company, Inc., a company owned and controlled by Mr. Scheer. During fiscal year 2001, Mr. Scheer was paid $120,000 in fees in exchange for services provided to the Company and $24,504 in expense reimbursements under the advisory relationship agreement. Either the Company or Scheer & Company may terminate the advisory relationship agreement for any reason upon 30 days’ notice.

Employment, Change of Control, and Termination of Employment Arrangements

      Pursuant to letter agreements dated June 26, 1998, January 11, 1999, December 9, 1998, June 26, 1998 and February 24, 2000 (collectively, the “Letter Agreements”), respectively, Roger S. Newton, Ph.D., Timothy M. Mayleben, Jean-Louis H. Dasseux, Ph.D., Michael E. Pape, Ph.D. and Frank E. Thomas are employed by the Company. Pursuant to Dr. Newton’s Letter Agreement, Dr. Newton also became a member of the Board of Directors of the Company. The Letter Agreements specify an initial annual base salary amount and the right to receive an annual bonus in an amount equal to up to 30% of annual base salary in Dr. Newton’s case, and up to 20% of annual base salary in the case of Mr. Mayleben, Dr. Dasseux, Dr. Pape and Mr. Thomas (collectively, the “Officers”). The amount of annual bonus, if any, is determined by the Board and is dependent upon achievement of a series of performance milestones set by the Board in Dr. Newton’s case, or the supervisor of the Officer, in the case each Officer. The Offer Letters generally provide for a review of performance on an annual basis, possible adjustment, in the discretion of the Board, of base salary and bonus amounts, and the granting of stock options, at the discretion of the Board, in recognition of performance for the preceding year. In addition, pursuant to the Offer Letters, Dr. Newton and each of the Officers are provided with a benefits package similar to that offered to the Company’s other similarly situated employees. Under the terms of their Letter Agreements, Mr. Mayleben, Dr. Dasseux, Dr. Pape and Mr. Thomas received, respectively, options to purchase 72,250, 36,125, 86,700 and 21,675 shares of Common Stock. Each of those options vest on a quarterly basis over the four-year period from the grant date and are exercisable for a nine-year period from the grant date. Pursuant to Dr. Newton’s and Dr. Pape’s Letter Agreements, Dr. Newton and Dr. Pape received, respectively, 578,000 and 57,800 shares, respectively, of restricted Common Stock that are subject to a right of repurchase by the Company that becomes exercisable upon the termination of employment. The repurchase price of such restricted shares is equal to the original purchase price of such shares. The Company’s repurchase rights lapse on a quarterly basis over a four-year period and expire on June 26, 2002. The employment relationships of each of Dr. Newton and each Officer with the Company are that of employment at will. If, however, the Company terminates the employment of Dr. Newton or any of the Officers without cause, the officer will receive his salary and benefits for six months after his termination, and 25% of his unvested options and unvested restricted stock will automatically vest. In connection with the Letter Agreements, Dr. Newton and the Officers entered into non-competition and confidentiality agreements with the Company.

Stock Performance Graph

       The following graph compares the change in the total stockholder return on shares of Common Stock during the period from August 10, 2000, the date the Company became a public company, through December 31, 2001, with the total return on the Nasdaq Composite Index (U.S.), the Nasdaq Biotechnology Index, and the AMEX Biotechnology Index. The comparison assumes that $100 was invested on August 10, 2000 in shares of Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Assumes $100 invested on August 10. 2000

Year Ending December 31, 2001

Index Data	August 10, 2000	December 31, 2000	December 31, 2001

Esperion Therapeutics, Inc.	$100	$121	$82
Nasdaq Composite Index (U.S.)	$100	$64	$51
Nasdaq Biotechnology Index	$100	$89	$74
AMEX Biotechnology Index	$100	$94	$86

Certain Relationships and Related Transactions

Transactions with Management and Others

      In September 1999, the Company entered into a license agreement with Jean-Louis H. Dasseux, Ph.D., an executive officer of the Company, and the other inventors of the RLT Peptide-related technology. Under the license agreement, the Company obtained an exclusive license of the RLT Peptide technology and related U.S. and foreign patents for a term of ten years. Under the terms of the license agreement, the Company is required to make payments to the licensors upon the achievement of certain milestones. If all of the milestones set forth in the license agreement are achieved, the total amount payable by the Company to the licensors, including Dr. Dasseux, would be approximately $2,165,000. Royalties are also payable by the Company under the license agreement. During fiscal year 2001, the Company made no payments to Dr. Dasseux pursuant to the license agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of the Company’s outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership in the Company’s Common Stock and other equity securities. Specific due dates for these records have been established and the Company is required to report in this proxy statement any failure to file by these dates in fiscal year 2001. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2001 all its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements except Charles L. Bisgaier, who filed a Form 4 to report an exercise of options after the due date of the Form, and TL Ventures, which filed a Form 4 reporting several transactions but omitting one that occurred during a one-month period. TL Ventures reported the omitted transaction in a corrected Form 4 filed after the due date of the report.

PROPOSAL 2

Approval of the Amendment to the 2000 Equity Compensation Plan,
as Amended and Restated

       On January 15, 2002, the Board adopted an amendment to the Company’s 2000 Compensation Plan that increased the total number of shares of Common Stock authorized for issuance under the 2000 Compensation Plan from 1,700,000 shares to 1,869,000 shares, an increase of 169,000 shares, which amendment did not require stockholder approval pursuant to applicable laws and regulations and Nasdaq rules. On March 12, 2002, the Board approved an amendment to the 2000 Compensation Plan that would increase the number of shares of Common Stock authorized for issuance under the 2000 Compensation Plan from 1,869,000 to 3,069,000, an increase of 1,200,000 shares. The Board has directed that the proposal to approve the increase in the number of shares authorized to be issued under the 2000 Compensation Plan by 1,200,000 be submitted to the Company’s stockholders for their approval. In addition, the Board has directed that the Board’s increase in the number of shares authorized for issuance by 169,000 be submitted to the Company’s stockholders for ratification so that such shares may qualify for grant as incentive stock options if such shares become available for regrant because of forfeiture.

      The Company believes that the availability of the additional 1,200,000 shares of Common Stock will ensure that the Company continues to have a sufficient number of shares of Common Stock authorized for issuance under the 2000 Compensation Plan. As of March 1, 2002, grants have been awarded and are outstanding with respect to 1,729,625 shares under the 2000 Compensation Plan, leaving 139,375 shares available for issuance under the 2000 Compensation Plan. In addition to the shares available under the 2000 Compensation Plan, the Company has 15,278 shares available for issuance under its 1998 Stock Option Plan (the “1998 Plan”).

      The Board believes that the number of shares available for issuance under the 2000 Compensation Plan and the 1998 Plan is not sufficient in view of the Company’s compensation structure and strategy. The Board has concluded that the Company’s ability to attract, retain and motivate top quality management and employees is material to the Company’s success and would be enhanced by the Company’s continued ability to grant equity compensation. In addition, the Board believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer its employees, advisers, consultants and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company.

      The Company is also seeking to have the stockholders approve a second restatement of the 2000 Compensation Plan. The purpose of such approval is to ensure that the stockholders have reapproved the entire 2000 Compensation Plan, as amended, including the increased number of shares available, so that awards under the 2000 Compensation Plan will continue to qualify for the performance-based exception to the deduction limitations of Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”) until the first meeting of stockholders that occurs in 2007.

Summary of the 2000 Compensation Plan

      The purpose of the 2000 Compensation Plan is to provide non-employee directors, employees and eligible consultants and advisors of the Company with the opportunity to receive grants under the Plan through the issuance of equity awards. As of March 1, 2002, the Company had 7 non-employee directors and 93 employees. The Company believes that grants under the 2000 Compensation Plan will encourage the participants of the Plan to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders by aligning the economic interests of the participants with those of the stockholders.

      The Compensation Committee, which administers the 2000 Compensation Plan, has the authority, among other things, to: (i) select the Company’s directors, employees and eligible consultants and advisers who will receive grants under the 2000 Compensation Plan; (ii) determine the type, size and terms of grants to be made to each such individual; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the 2000 Compensation Plan. Pursuant to a prior amendment to the 2000 Compensation Plan, the Compensation Committee may delegate to the Company’s chief executive officer and chief financial officer the authority to make certain grants under the 2000 Compensation Plan. All decisions made by the Compensation Committee are conclusive and binding on all persons receiving grants under the 2000 Compensation Plan.

      Grants to participants under the 2000 Compensation Plan may include: (i) options to purchase shares of the Common Stock, including incentive stock options (“ISOs”), which may only be granted to employees of the Company or its subsidiaries, and nonqualified stock options (“NQSOs”), which may be granted to employees, non-employee directors, consultants and advisers to the Company; (ii) stock awards, which may be granted to employees, non-employee directors, and consultants and advisers to the Company, and which may be subject to restrictions on transferability and other conditions; and (iii) performance units, which may be granted to employees and consultants and advisers to the Company, whereby payments will be made in cash, in Common Stock, or in a combination of the two, provided that the cash portion may not exceed 50% of the amount to be distributed, and are payable if applicable performance goals are met during a relevant performance period.

      Under the terms of the 2000 Compensation Plan, no individual may receive grants in any one calendar year relating to more than 500,000 shares of Common Stock. Generally, under the 2000 Compensation Plan, only a participant, during his or her lifetime, may exercise rights under a grant of an ISO, NQSO, stock award or performance unit.

      The exercise price at which shares of the Common Stock may be purchased upon the exercise of ISOs or NQSOs granted under the 2000 Compensation Plan shall be determined by the Compensation Committee and may be equal to or greater than the per share fair market value of shares of the Common Stock on the date the ISOs or NQSOs are granted. The term of the ISOs and NQSOs will be determined by the Compensation Committee but may not exceed 10 years from the date of grant. No ISOs may be granted to a participant who, at the time of grant, owns an amount of stock in the Company that would provide such individual with more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the per share exercise price is not less than 110% of the fair market per share value of the Common Stock on the date of grant and the term of the ISO is not greater than 5 years from the date of grant. The Compensation Committee will determine the term and conditions under which ISOs and NQSOs owned by the individual become exercisable.

      ISOs and NQSOs can be exercised by a participant through the payment of cash or delivery of shares owned by the participant (with the approval of the Compensation Committee) or through a broker or any other method that the Compensation Committee may approve.

      The 2000 Compensation Plan permits the Compensation Committee to impose and specify objective performance goals that must be met with respect to grants of stock awards and performance units to employees. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions. Performance units and stock awards granted to any employee as performance-based compensation may not consist of more than 500,000 shares of Common Stock for any performance period.

      The performance goals, to the extent designed to meet the requirements of Code Section 162(m), will be based on one or more of the following measures applicable to a business unit or the Company and its subsidiaries as a whole, or a combination of the two: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

      In the event of a change of control of the Company where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless otherwise determined by the Compensation Committee, all outstanding ISOs and NQSOs will be assumed by or replaced with comparable options or rights by the surviving corporation (or a parent of the surviving corporation), and all other outstanding grants will be converted to similar grants of the surviving corporation (or a parent of the surviving corporation). The Compensation Committee may also take any of the following actions in the event of a change of control of the Company: (i) provide for the full acceleration and exercisability of ISOs and NQSOs and lapse of all restrictions on outstanding grants; (ii) provide that all participants holding performance units will receive payment in settlement of the performance units in an amount determined by the Compensation Committee; (iii) require surrender of outstanding ISOs or NQSOs in exchange for payment of cash or Common Stock in an amount by which the fair market value of the Common Stock exceeds the exercise price of the option; or (iv) after giving participants the opportunity to exercise outstanding ISOs or NQSOs, terminate any or all unexercised options.

      The Board may amend or terminate the 2000 Compensation Plan at any time. However, stockholder approval is required for any change that is required to be approved by the stockholders by law, under the rules of any applicable stock exchange, in order for any grant to meet applicable requirements of the Internal Revenue Code, or as deemed appropriate by the Board in order to increase the flexibility of the Plan. The 2000 Compensation Plan will terminate on March 23, 2010, the day immediately preceding the tenth anniversary of the effective date of the 2000 Compensation Plan, unless the Board terminates the 2000 Compensation Plan earlier or extends it with approval of the Company’s stockholders.

      If the stockholders approve this proposal to amend the 2000 Compensation Plan, the Compensation Committee of the Board intends to grant to Dr. Newton, the Company’s Chief Executive Officer, and Mr. Mayleben, the Company’s Chief Financial Officer, options for 160,000 and 100,000 shares of Common Stock, respectively, under the 2000 Compensation Plan. The Compensation Committee of the Board has discretion, however, as to the timing of the grants to Dr. Newton and Mr. Mayleben.

      Other than the intended option grants to Dr. Newton and Mr. Mayleben, it is not possible at present to predict who may be granted any other stock option or other award under the 2000 Compensation Plan or the terms of any such award that may be granted.

      The last sales price of the Company’s Common Stock on March 1, 2002 was $5.80 per share.

Federal Income Tax Consequences

      The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the 2000 Compensation Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2000 Compensation Plan.

      The grant of an ISO or NQSO will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an NQSO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares received. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

      A participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares. The participant’s basis in an NQSO is equal to the aggregate of the exercise price paid and the amount the participant recognized as ordinary income upon the exercise of the option. The participant’s basis in shares acquired by exercise of an ISO and held for the applicable holding period (a period of at least one year from the date the ISO was exercised and two years from the ISO date of grant) is the exercise price of the ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

      With respect to grants under the 2000 Compensation Plan that may be settled either in cash or in shares of the Common Stock that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received. The Company will be entitled to a deduction for the same amount. With respect to grants involving shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the time that the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty (30) days after receipt of the shares.

      Code Section 162(m) generally disallows a public corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. Although the Company intends that stock awards and performance units, the settlement of which are conditioned upon achievement of performance goals based upon the criteria set forth above, will qualify as “performance-based compensation,” such grants may not always meet these requirements.

Vote Required for Approval

      The affirmative vote of a majority of the stockholders present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required to approve an amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) to increase the number of shares authorized for issuance under the Plan to 3,069,000, thereby ratifying the Board’s prior increase in the number of authorized shares by 169,000 and approving the Board’s proposal to increase the number of authorized shares by an additional 1,200,000.

Recommendation of the Board

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2000 EQUITY COMPENSATION PLAN, AS AMENDED AND RESTATED.

Independent Public Accountants

       Representatives from Arthur Andersen LLP, the Company’s independent public accountants, are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions from those attending the meeting.

Arthur Andersen LLP Fees Related to Fiscal Year 2001

Audit Fees:

      The aggregate fees billed, or to be billed, by Arthur Andersen LLP for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q filed by the Company during fiscal year 2001 totaled $65,750.

Financial Information Systems Design and Implementation Fees:

      The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during fiscal year 2001.

All Other Fees:

      The aggregate of all other fees billed to the Company by Arthur Andersen LLP during fiscal year 2001 for all non-audit services rendered to the Company, including compensation consulting ($16,000), tax-related services ($52,100), professional services provided in connection with the Company’s August 2001 private placement ($8,000) and various other services ($10,000) totaled $86,100.

      The Audit Committee has considered whether the provision of such non-audit services by Arthur Andersen LLP is compatible with maintaining the independence of Arthur Andersen LLP.

Stockholder Proposal Deadlines for the 2003 Annual Meeting

       Any stockholder proposal submitted to the Company pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement for the Company’s annual meeting of stockholders in 2003 must be made in writing and received by the Secretary of the Company at the Company’s executive office in Ann Arbor, Michigan, no later than the close of business on November 25, 2002. Such Rule 14a-8 stockholder proposals must comply with applicable rules of the Securities and Exchange Commission.

      Any stockholder who wishes to raise other matters, including stockholder proposals not made pursuant to Rule 14a-8, before the Company’s annual meeting of stockholders in 2003 must deliver to the Secretary of the Company, at the Company’s executive office, written notice of such other matters no later than the close of business on February 8, 2003. If the Company does not receive timely notice of any such other matters, the persons designated as proxies will retain general discretionary authority to vote on any such matters raised at that annual meeting.

Other Matters

       The Board does not intend to present any other matters at the Annual Meeting and does not know of any other matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote on any such matters in accordance with their best judgment.

      Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s annual report on Form 10-K, including the financial statements and other required information, for the Company’s most recently completed fiscal year. Requests from beneficial owners of the Company’s Common Stock must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of shares of Common Stock entitled to vote at such meeting. Written requests for such report should be directed to:

Christine K. Ballman, Esq.
General Counsel
Esperion Therapeutics, Inc.
3621 S. State Street
695 KMS Place
Ann Arbor, Michigan 48108

      Our annual report on Form 10-K is also available via the Internet through the Securities and Exchange Commission’s web site at http://www.sec.gov.

      For directions to the Annual Meeting, please call Dawn Evans, Executive Assistant, at (734) 222-1808.

      You are urged to complete, sign, date, and return the enclosed Proxy Card promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope for the Proxy Card is enclosed requiring no additional postage if mailed in the United States. Also, the proxy card contains instructions for record holders who want to vote their shares via the Internet.

By Order of the Board of Directors,

/s/ ROGER S. NEWTON

Roger S. Newton, Ph.D.
President and Chief Executive Officer

Dated: March 25, 2002

Appendix A

ESPERION THERAPEUTICS, INC.

2000 Equity Compensation Plan
(Amended and Restated, Effective April 18, 2002)

       The purpose of the Esperion Therapeutics, Inc. 2000 Equity Compensation Plan (the “Plan”), as amended and restated, effective April 18, 2002, is to provide (i) designated employees of Esperion Therapeutics, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

      1. Administration

      (a) Committee. The Plan shall be administered by a committee appointed by the Board (the “Committee”), which may consist of two or more persons who are “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate.

      (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

      (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

      (d) Delegation of Authority. Notwithstanding the foregoing, the Committee may delegate to either, or both, of the Chief Executive Officer and the Chief Financial Officer of the Company the authority to make grants under the Plan to employees, consultants and advisors of the Company and its subsidiaries who are, at the time of grant, not subject to the restrictions of section 16(b) of the Exchange Act and not expected to be subject to the limitations of section 162(m) of the Code. The grant of authority under this Subsection 1(d) shall be subject to such conditions and limitations as may be determined by the Committee.

      2. Grants

      Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 (“Stock Awards”), and performance units as described in Section 7 (“Performance Units”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

      3. Shares Subject to the Plan

      (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 3,069,000 shares; provided, however, that prior to April 18, 2002, the aggregate number of shares that could be issued or transferred under the Plan was 1,869,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

      (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

      4. Eligibility for Participation

      (a) Eligible Persons. All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

      (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

      5. Granting of Options

      (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

      (b) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

      (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

      (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

      (e) Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than Disability, death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(v) For purposes of this Section 5(e), and Sections 6 and 7:

(A) The term “Company” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Committee.

(B) “Employed by, or provide service to, the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

(C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code or the Grantee becomes entitled to receive long-term disability benefits under the Company’s long-term disability plan.

(D) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information or (iv) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

      (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. The Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions as the Committee, in its sole discretion, deems appropriate. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

      (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

      6. Stock Awards

      The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

      (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

      (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

      (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

      (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a Successor Grantee under Section 11(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

      (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

      (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

      7. Performance Units

      (a) General Requirements. The Committee may grant performance units (“Performance Units”) to an Employee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. The value of a Performance Unit shall equal the Fair Market

Value of a share of Company Stock. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

      (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Units (“Performance Goals”) and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

      (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made partly in cash, in Company Stock, or in a combination of the two, as determined by the Committee, provided that the cash portion does not exceed 50% of the amount to be distributed.

      (d) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

      8. Qualified Performance-Based Compensation.

      (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units or Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 8 shall apply to Grants of Performance Units and Stock Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code.

      (b) Performance Goals. When Performance Units or Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Stock Awards to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

      (c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

      (d) Maximum Payment. Performance Units and Stock Awards under this Section 8 may be granted to an Employee with respect to not more than 500,000 shares of Company Stock for any Performance Period.

      (e) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards or Performance Units for the Performance Period shall be forfeited.

      (f) Death, Disability, Change of Control or Other Circumstances. The Committee may provide that Performance Units shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability (as defined in Section 5(e) above) during the Performance Period, or under other circumstances consistent with the regulations and rulings under section 162(m), and the provisions of Section 13 shall apply in the event of a Change of Control.

      9. Deferrals

      The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Option, the lapse or waiver of restrictions applicable to Stock Awards, or the satisfaction of any requirements or objectives with respect to Performance Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

      10. Withholding of Taxes

      (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options, Stock Awards and other Grants paid in Company Stock, the Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

      (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company’s income tax withholding obligation with respect to Options, Stock Awards or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Company’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

      11. Transferability of Grants

      (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock

Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

      (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

      12. Change of Control of the Company

      As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(b) The stockholders of the Company approve (or, if stockholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

(c) Any person has commenced a tender offer or exchange offer for 30% or more of the voting power of the then outstanding shares of the Company; or

(d) After the date this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      13. Consequences of a Change of Control

      (a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent of the surviving corporation).

      (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may, but shall not be obligated to, take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options shall automatically accelerate and become fully exercisable and that the restrictions and conditions on outstanding Stock Awards shall immediately lapse, (ii) determine that Grantees holding Performance Units shall receive a payment in settlement of such Performance Units in an amount determined by the Committee, (iii) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options or (iv) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to Subsection (a)).

      14. Requirements for Issuance or Transfer of Shares

      (a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

      (b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 120-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

      15. Amendment and Termination of the Plan

      (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if (i) such approval is required in order for Incentive Stock Options granted or to be granted under the Plan to meet the requirements of section 422 of the Code, (ii) such approval is required in order to exempt compensation under the Plan from the deduction limit under section 162(m) of the Code, or (iii) such approval is required by applicable stock exchange requirements.

      (b) Stockholder Approval for “Qualified Performance-Based Compensation.” If Performance Units or Stock Awards are granted as “qualified performance-based compensation” under Section 8 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 8, if required by section 162(m) of the Code or the regulations thereunder.

      (c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

      (d) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 21(c). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 21(c) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

      (e) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

      16. Funding of the Plan

      This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

      17. Rights of Participants

      Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

      18. No Fractional Shares

      No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      19. Headings

      Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

      20. Effective Date of the Plan.

      The Plan was initially effective as of March 24, 2000. The Plan was first amended and restated on May 22, 2001. The effective date of this amendment and restatement of the Plan is April 18, 2002, subject to the approval of the Company’s stockholders.

      21. Miscellaneous

      (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

      (b) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

      (c) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) of the Code and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

      (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of Delaware, without giving effect to the conflict of laws provisions thereof.

Esperion Therapeutics, Inc.
COMMON STOCK
This Proxy Card is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 18, 2002.
YOUR VOTE IS IMPORTANT!
PLEASE COMPLETE BOTH SIDES OF THIS PROXY CARD, AND SIGN AND DATE THE REVERSE
SIDE OF THIS CARD.
PROXY

The undersigned hereby appoints Roger S. Newton, Ph.D. and Timothy M. Mayleben and each of them, as proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the 2002 Annual Meeting of Stockholders to be held at Crowne Plaza, 610 Briarwood Circle, Ann Arbor, Michigan 48108, on April 18, 2002 at 9:00 a.m. local time, and at any adjournment thereof, upon all subjects that may properly come before the Annual Meeting, including the subjects specified below, which are more fully described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this Proxy Card, hereby revoking any and all proxies heretofore given.

The proxies will vote “FOR” the election of each of the nominees for Class II Directors and “FOR” the approval of an amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) if the applicable boxes are not marked, and at their discretion on any other matter that may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1.	To elect the Nominees for Class II Directors	NOMINEE:	Eileen M. More
		FOR	WITHHOLD AUTHORITY TO VOTE

		NOMINEE:	Ronald M. Cresswell, Ph.D.
		FOR	WITHHOLD AUTHORITY TO VOTE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

This space intentionally left blank

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

2.	To approve an amendment to the Company’s 2000 Equity Compensation Plan (as Amended and Restated) to increase the number of shares authorized for issuance under the Plan to 3,069,000, thereby ratifying the Board’s prior increase in the number of authorized shares by 169,000 and approving the Board’s proposal to increase the number of authorized shares by an additional 1,200,000.

FOR	AGAINST	ABSTAIN

Please sign exactly as your name appears on this Proxy Card. If signing for a corporation or partnership, or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If shares are held by joint tenants or as community property, both persons should sign. If you vote by ballot in person at the Annual Meeting or by submitting a valid, later dated Proxy Card, such vote will supersede this proxy.

Date: , 2002

MARK HERE IF YOU PLAN TO ATTEND THE MEETING
Signature
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
Signature (If jointly held)

PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO STOCKTRANS, INC. AT 44 WEST LANCASTER AVENUE, ARDMORE, PA 19003, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE ANNUAL MEETING.

For online voting log-on to www.votestock.com

Step 1: Enter login # from below and your Tax Identification # or Social Security #

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Step 2: Vote your proxy by checking the appropriate boxes

Step 3: Click on “Submit Vote”

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If you have successfully voted online, you do not need to mail in your proxy card.

You can change your vote up to the morning of the meeting date by repeating the above steps.

Your internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.